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                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549




                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                      SECURITIES AND EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  August 20, 1996



                            TRINITY INDUSTRIES, INC.
             (Exact Name of Registrant as specified in its charter)



  DELAWARE                         1-6903                       75-0225040
(State or other             (Commission File No.)            (I.R.S. Employer
jurisdiction of                                              Identification No.)
incorporation)

2525 STEMMONS FREEWAY, DALLAS, TEXAS                                75207
(Address of principal executive offices)                          (zip code)



                                 (214) 631-4420
              (Registrant's telephone number, including area code)


                                (NOT APPLICABLE)
         (Former name or former address, if changed since last report)
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ITEM 5.          OTHER EVENTS.

         On August 19, 1996, Trinity Industries, Inc. (the "Registrant") announced that it intends to sell slightly less than 20 percent of Halter Marine Group, Inc. ("Halter") in an initial public offering. Halter, a wholly-owned subsidiary of the Registrant, is a newly-created company that will acquire the business and operations of the Registrant's ocean-going marine vessel business. The Registrant expects to use a substantial portion of the proceeds related to the initial public offering to fund further growth in other parts of its businesses or would also consider the benefits of buying back outstanding shares of its common stock.

         Additionally, the Registrant announced that following the offering, it will consider divesting its remaining interest in Halter. Although there are no assurances that a divestiture will ultimately be completed, the Registrant is considering several options, including a tax-free exchange offer, a tax-free distribution to the Registrant's stockholders, or a secondary offering. Assuming favorable market conditions, the Registrant expects to complete the initial public offering in the next 30 to 60 days.

         On June 27, 1996, Halter initially filed a registration statement on Form S-1 with the Securities and Exchange Commission concerning the offering. On August 19, 1996, Amendment No. 1 to Form S-1 was filed with the Commission. The offering of common stock would be effected only pursuant to a prospectus.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              Trinity Industries, Inc.
                                              (Registrant)


Date:  August 20, 1996                        By: /s/ F. DEAN PHELPS
                                                 -------------------------------
                                              F. Dean Phelps
                                              Vice President